UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2013

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
On December 5, 2013, Crane Co. announced that the European Commission had approved the definitive agreements to implement the licensing and divestiture Commitments by Crane Co. related to its pending acquisition of MEI Conlux Holdings (“MEI”) and it intends to close the acquisition of MEI during the week of December 9, 2013. The product lines subject to the licensing and divestiture Commitments will have total approximate annual sales of $28 million in 2013. These two business lines will be sold to the Suzo-Happ Group, a global components supplier. These transactions are expected to close and become effective in late December or early January.

Crane reaffirmed its previously announced estimate of accretion associated with the acquisition of MEI (including the impact of the transactions associated with the Commitments) within the first twelve months of ownership at $0.20 per share, including $0.07 per share of synergies. Crane also reaffirmed its estimate that synergies will reach $25 million pre-tax, or $0.30 per share, at the end of the third year following the acquisition (2016). These estimates exclude inventory step-up and one-time transaction and integration related costs.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Press Release dated December 5, 2013, issued by Crane Co.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

December 5, 2013	By:	/s/ Richard A. Maue
Richard A. Maue
Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 5, 2013, issued by Crane Co.